Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91316, 333-102962, 333-122555, 333-123408 and 333-129033) of Kinder Morgan Management, LLC of our reports dated February 25, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, and of our report dated March 2, 2009, except with respect to the change in the Company’s accounting for noncontrolling interests as discussed in Note 8 (to the financial statements in the Company’s Current Report on Form 8-K filed on September 18, 2009 which is not presented herein), as to which the date is September 18, 2009 relating to the financial statements, which appear in this Form 10-K, and of our report dated February 19, 2010, relating to the financial statements and the effectiveness of internal control over financial reporting of Kinder Morgan Energy Partners, L.P., which appears in Kinder Morgan Energy Partners, L.P.’s Annual Report on Form 10-K, which is incorporated by reference in this Form 10-K.

PricewaterhouseCoopers LLP
Houston, Texas
February 25, 2010